Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on Form S-1/A of Frankly Inc. and Subsidiaries of our report dated April 17, 2017, relating to the consolidated financial statements as of December 31, 2016 and for the year then ended, and to the reference to our Firm under the caption “Experts”.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

June 15 , 2017